Exhibit 5.2


                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, NY  10022-3897



                              March 6, 1998


BankBoston Capital Trust IV
BankBoston Capital Trust V
BankBoston Corporation
c/o  BankBoston Corporation
     100 Federal Street
     MA BOS 01-25-01
     Boston, Massachusetts 02110

               Re:  BankBoston Capital Trust IV
                    BankBoston Capital Trust V
                    BankBoston Corporation
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to BankBoston Capital Trust IV and BankBoston Capital Trust V (each, a "Trust" and together, the "Trusts"), each of which are business trusts formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code,
12 Del. C. Section 3801 et. seq.), and BankBoston Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed by the Company and each of the Trusts with the Securities and Exchange Commission (the "Commission") on February 27, 1998, and Amendment No. 1 thereto, to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time pursuant to the Rule 415 of the General Rules and Regulations promulgated under the Act of, among other securities, Capital Securities of the Trusts (the "Capital Securities") with an aggregate public offering price of up to $500,000,000.

          The Capital Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of such Trust (each, a "Declaration" and together, the "Declarations"), each such Declaration being among the Company, as sponsor of such Trust, Robert T. Jefferson, Kathleen M. McGillycuddy and Craig V. Starble, as administrative trustees of such Trust, The Bank of New York, as property trustee of such Trust (the "Property Trust-ee"), and The Bank of New York (Delaware), as Delaware trustee of such Trust.

          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificates of trust of each of the Trusts filed with the Secretary of State of the State of Delaware on February 26, 1998; (iii) the form of the Declaration of each of the Trusts; (iv) the form of the Capital Securities of each of the Trusts and specimen certificates thereof; (v) the form of the capital securities guarantee agreements (the "Guarantee Agreements"), to be entered into by the Company and The Bank of New York, as guarantee trustee; and (vi) the form of the Purchase Agreements (the "Purchase Agreements") proposed to be entered into among the Company, each of the Trusts and the representatives for the Underwriters to be named therein (collectively, the "Underwriters") relating to, among other things, the sale of the Capital Securities. We have also examined originals or cop-ies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appro-priate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Trusts, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the respective Declarations, the respective Capital Securities, the respective Guarantee Agreements and the respective Purchase Agreements, when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trusts and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to laws of any other jurisdic-tion.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the appropriate prospectus with respect to the Capital Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of such Trust and the applicable Purchase Agreement have been duly executed and delivered by the parties thereto; (iv) the Declaration has been qualified under the Trust Indenture Act of 1939, as amended; and (v) the terms of the Capital Securities have been duly established in accordance with the applicable Declaration and the Capital Securities have been duly executed and authenticated in accordance with the applicable Declaration and delivered to and paid for by the Underwriters as contemplated by the Registration Statement, the applicable prospectus relating thereto and the applicable Purchase Agreement, the Capital Securities will have been duly authorized for issuance by such Trust and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust; and the holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation
Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration of such Trust.

          We hereby consent to the use of our name under the heading "Validity of Securities" in the prospectus which forms a part of the Regis-tration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is ex-pressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate,
                                    Meagher & Flom LLP